Exhibit 3.120

BY-LAWS

OF

AUTO DISPOSAL OF MEMPHIS, INC.

OFFICES

1. The principal office of the Corporation shall be in Nashville, Tennessee, and the Corporation shall have such other offices at such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

SEAL

2. The Corporation shall not have a corporate seal.

STOCKHOLDERS

3. All meetings of the stockholders shall be held at the offices of the Corporation in Nashville, Tennessee, or at such other place or places as the Board of Directors may from time to time determine, or that may be consented to by the holders of all outstanding stock.

4. An annual meeting of the stockholders shall be held on the second Tuesday of December of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which meeting of the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

5. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time and to an other place, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting originally notified.

6. At such meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock registered in his name on the books of the Corporation, except that no stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within five days next preceding such election. No votes shall be by secret ballot; except upon the request of any stockholder, the vote upon any question before the meeting shall be try secret ballot. All elections shall be had and all questions decided by plurality vote of the number of shares represented in person or by proxy. At any meeting of the stockholders, either regular or special, the stockholders by majority vote may remove the entire Board of Directors, with or without cause, and where such removal shall have been made, successor directors shall be at once elected to serve the unexpired terms of the directors so removed.

7. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation, at least five days prior to the meeting which notice shall state the place of the meeting, or such notice may be given in person, or by telephone, or by telegram.

8. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, shall be called by the President or Secretary, at the request in writing of the majority of the Board of Directors, or at the request in writing of the stockholders, owning a majority in the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request need not state the purpose or purposes of the proposed meeting, and any business may be transacted thereat which could be transacted at an annual meeting.

9. Notice of special meetings of stockholders, stating the time, place and object or objects thereof, may be given by a writing mailed at least five days before such meeting or by telephone, or telegram or in person, provided such notice shall be given to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation.

DIRECTORS

10. The property and business of this Corporation shall be managed by its Board of Directors, who shall not be less than two nor more than three in number. Directors need not be stockholders, and each Director shall be elected to serve for the ensuing year or until his successor shall be elected and shall qualify.

11. The Directors shall hold their meetings at the office of the Corporation in Nashville, Tennessee, or at such other place or places at they may from time to time determine. The principal books of the Corporation shall be kept at the offices of the Corporation in Nashville, Tennessee, with necessary books and records being kept at such other place or places as the Board of Directors may from time to time determine.

12. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders. The member of the Board of Directors may increase from time to time by action of either the stockholders or Directors; if the number of Directors be increased by action of the stockholders, a vacancy or vacancies caused by such increase shall be filled by the stockholders in the same manner as at an annual election, and if the number of directors be increased by action of the directors, then vacancies or a vacancy caused by such increase in number shall be filled by the directors. Directors elected to fill vacancies caused by increase in number of the Board shall hold office until the annual meeting of the stockholders or until their successors are chosen and qualified.

MEETING OF THE BOARD

13. The newly elected Board may meet at such time and plane as may be fixed by the vote of the stockholders at the annual meeting for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be fixed by the consent in writing of all the directors.

14. Special meetings of the Board may be called by either the President or Secretary on one day’s notice to each director, either personal or by mail, or by telegram; special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of two Directors.

15. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

16. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, or by these By-Laws.

OFFICERS

17. The officers of the Corporation shall be chosen by the Directors and shall be a President and a Secretary. The President may also choose one or more Vice-Presidents, one or more Assistant Secretaries and a Treasurer. One person may hold any two such offices except the President may not hold the office of Vice-President, Secretary or Assistant Secretary, and the Secretary and Treasurer shall not hold the office of Assistant Secretary and Assistant Treasurer, respectively.

18. The Board of Directors at its first meeting after each annual meeting of the stockholders shall elect a President and a Secretary. Officers need not be stockholders nor members of the Board of Directors.

19. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shaft be determined from time to time by the Board.

20. The officers of the Corporation shall hold office until their successors are elected and qualified, but any office elected or appointed by the Board of Directors or by the stockholders may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, or by a majority of the number of shares of voting stock of the Corporation outstanding at the time.

THE PRESIDENT

21. (a) The President shall preside at all meetings of the stockholders and directors; he shall have general supervision over the active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

21. (b) He shall execute bonds, mortgages and other contracts and shall be ex-officio, a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation.

VICE-PRESIDENT

22. The Vice-President or Vic Presidents (if there be one or more) shall be active executive officers of this Corporation and shall assist the President in the active management of the business. The Vice-President shall perform such other duties as the Board of Directors may from time to time prescribe.

SECRETARY

23. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

TREASURER

24. (a) The Treasurer shall have the custody of the Corporation funds and securities, and shall keep full and accurate account of receipts anti disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as be designated by the President.

24. (b) He shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

VACANCIES

25. If the office of any Director, or of any office or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors by a majority vote may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred and until another successor is chosen and qualified.

DUTIES OF OFFICERS MAY BE DELEGATED

26. In case of the absence of an officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers or duties, or any of them of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

CERTIFICATE OF STOCK

27. The Certificates of Stock of the Corporation shall be numbered, and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares, and shall be signed by the President. Upon sale for cash or any new stock authorized by the Charter, every stockholder of the Corporation shall have the right to purchase his pro rata share of such stock at the price at which it is offered to others, which price may be in excess of par. The Secretary of the Corporation shall give notice of the sale of any new stock to the stockholders of record on the books of the Corporation thirty (30) days prior to any such sale.

No stock shall be sold by any stockholder until he has given the Corporation twenty (20) days notice of his intentions to sell, during which time the other stockholders of record shall have the privilege of purchasing their pro rata share at the lowest price at which said stockholder offers to sell.

TRANSFER OF STOCK

28. Transfers of stock shall be made on the books of the Corporation only by the person named in the Certificate or by attorney, lawfully constituted in writing, and upon the surrender of the Certificate therefor.

LOST CERTIFICATES

29. Any person claiming a Certificate of Stock to be lost or destroyed shall make an affidavit or affidavits of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stocks represented by said Certificate, whereupon a new Certificate maybe issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

INSPECTION OF BOOKS

30. The Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute, be specifically open to inspection,) or any of them shall be open to the inspection of the stockholders and the stockholders rights in this respect are, and shall be restricted and limited accordingly.

CHECKS

31. All checks or demands for money and notes of the Corporation shall be signed by such officers or officer as the Board of Directors may from time to time designate.

FISCAL YEAR

32. The fiscal year of the Corporation shall end on December 31st of each year.

DIVIDENDS

33. The dividends upon the capital stock of the Corporation when earned may be declared by the Board of Directors at any regular meeting or special meeting. Before the payment of any dividend, or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sums or sum as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation.

DIRECTORS ANNUAL STATEMENT

34. The Board of Directors shall present at each annual meeting, and when called for by a vote of stockholders at any special meeting of the stockholders, a full and clear statement of business and condition of the Corporation.

NOTICE

35. Whenever under the provision of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing by mail, depositing the same in the post office or letter box in a postpaid, sealed wrapper, addressed as appears on the books of the Corporation, or in default of other address, to such director, officer or stockholder at the General Post Office in Nashville, Tennessee, (unless otherwise specified in these By-Laws) and shall be deemed to be given at the time when the same shall be thus mailed. Any notice given in person, by telephone, telegram or in any other way and actually received by such stockholder, officer or director, shall be deemed to be given at the time when the same shall be received, and shall be deemed sufficient notice under these By-Laws, if otherwise in accordance with the By-Laws.

36. Any stockholder, director or officer may waive any notice required to be given by these By-Laws prior to, or at the time of, or after any meeting or the happening of any other event for which notice is required.

AMENDMENTS

37. These By-Laws may be altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders if notice of the proposed alteration of amendments be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting if notice of the proposed alteration or amendments be contained in the notice of the meeting.